UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Thunder Power Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Thunder Power Holdings, Inc.

221 W 9th St #848

Wilmington, Delaware 19801

Telephone: (909) 214-2482

Dear Stockholders:

You are cordially invited to attend the 2025 Special Meeting of Stockholders (the “Special Meeting”) of Thunder Power Holdings, Inc. (the “Company”) to be held virtually on February 24, 2025, at                    at the following website:                       . Stockholders of record at the close of business on January 24, 2025 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Details of the business to be conducted at the Special Meeting are given in the accompanying Notice of Virtual Special Meeting and proxy statement. The proxy statement is first being sent to the Company’s stockholders on or about January 24, 2025. Your vote is very important to us.

The Board of Directors, including all of the independent directors, recommends that you vote “FOR” the proposal described in the accompanying proxy statement.

It is important that your shares be represented at the Special Meeting. Please follow the instructions on the enclosed proxy card and vote via the Internet, by telephone or by signing, dating and returning the enclosed proxy card. We encourage you to vote via the Internet as it saves us significant time and processing costs. Voting by proxy does not deprive you of your right to participate in the Special Meeting.

No matter how many or few shares in the Company you own, your vote and participation are very important to us.

Sincerely,

/s/ Christopher Nicoll
Christopher Nicoll
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on February 24, 2025.

The accompanying proxy statement is also available at https://aiev.ai/.

Thunder Power Holdings, Inc.

221 W 9th St #848

Wilmington, Delaware 19801

Telephone: (909) 214-2482

NOTICE OF VIRTUAL 2025 SPECIAL MEETING OF STOCKHOLDERS

Online Meeting Only - No Physical Meeting Location

To be Held on February 24, 2025

Dear Stockholders:

The 2025 Special Meeting of Stockholders (the “Special Meeting”) of Thunder Power Holdings, Inc., a Delaware corporation (the “Company”), will be conducted online on February 24, 2025, at                , at the following website:                         .

At the Special Meeting, the Company’s stockholders will consider and vote on a proposal to authorize the Company, with the approval of the Board of Directors, to consider and vote upon a proposal to approve the issuance of common stock of more than 20% of our issued and outstanding common stock, in exchange for shares in Electric Power Technology Limited.

THE BOARD OF DIRECTORS, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

You have the right to receive notice of, and to vote at, the Special Meeting if you were a stockholder of record at the close of business on January 24, 2025. A proxy statement is attached to this Notice that describes the matter to be voted upon at the Special Meeting or any adjournment(s) or postponement(s) thereof. The enclosed proxy card will instruct you as to how you may vote your proxy via the Internet, by telephone or by signing, dating and returning the enclosed proxy card.

Whether or not you plan to participate in the Special Meeting, we encourage you to vote your shares by following the instructions on the enclosed proxy card. Please note, however, that if you wish to vote during the Special Meeting and your shares are held of record by a broker, bank, trustee or nominee, you must obtain a “legal” proxy issued in your name from that record holder.

We are not aware of any other business that may properly be brought before the Special Meeting.

Thank you for your continued support of the Company.

By order of the Board of Directors,

/s/ Chen ChiWen
Chen ChiWen
Chairman

Wilmington, Delaware

January                 , 2025

To ensure proper representation at the Special Meeting, please follow the instructions on the enclosed proxy card to vote your shares via the Internet, by telephone, or by signing, dating and returning the enclosed proxy card. Even if you vote your shares prior to the Special Meeting, you still may participate in the Special Meeting.

i

Thunder Power Holdings, Inc.

221 W 9th St #848

Wilmington, Delaware 19801

PROXY STATEMENT

Virtual 2025 Special Meeting of Stockholders

General

We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Thunder Power Holdings, Inc. (the “Company,” “we,” “us,” or “our”) for use at the Company’s 2025 Special Meeting of Stockholders (the “Special Meeting”).

This proxy statement is first being mailed to the Company’s stockholders on or about              . This proxy statement summarizes the information regarding the matter to be voted upon at the Special Meeting. We encourage you to vote your shares by following the instructions on the enclosed proxy card and granting a proxy (i.e., authorizing someone to vote your shares). If you provide voting instructions, either via the Internet, by telephone or by signing, dating and returning the enclosed proxy card, and the Company receives them in time for the Special Meeting, the persons named as proxies will vote your shares in the manner that you specified.

Special Meeting Information

The Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The Special Meeting will be held on February 24, 2025 at              . To participate in the Special Meeting, visit               and enter the 16-digit control number included on the enclosed proxy card or in the instructions that accompanied your proxy materials. Online check-in will begin at              . Please allow time for online check-in procedures.

You are entitled to participate in the Special Meeting only if you are a stockholder of the Company as of the close of business on the record date for the Special Meeting, which is January 24, 2025 (the “Record Date”), or you hold a valid proxy for the Special Meeting.

Availability of Proxy and Special Meeting Materials

This proxy statement is also available at https://aiev.ai/.

Purpose of Special Meeting

In addition to transacting such other business as may properly come before the Special Meeting and any adjournments or postponements, at the Special Meeting, the Company’s stockholders will be asked to approve a proposal to authorize the Company, with the approval of the Board, to consider and vote upon a proposal to approve the issuance of shares of common stock in exchange for shares in Electric Power Technology Limited (the “Proposal”; the proposed transaction, the “Transaction”).

Voting Information

General

THE BOARD, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

Voting Securities

You may cast one vote for each share of the Company’s common stock that you owned as of the Record Date. Each share of the Company’s common stock has equal voting rights with all other shares of the Company’s common stock, which is the only class of voting securities outstanding of the Company. As of January 24, 2025, the Company had 70,724,664 shares of common stock outstanding, which includes 20,000,000 shares of common stock that may vest upon the achievement of certain earnout thresholds (the “Earn Out Shares”).

Quorum Required

For the Company to conduct business at the Special Meeting, a quorum of the Company’s stockholders must be present at the Special Meeting. The presence at the Special Meeting, virtually or by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote on certain proposals (which are considered “broker non-votes” with respect to such proposals) will not be treated as shares present for quorum purposes.

The Chairman of the Company shall have the power to adjourn the Special Meeting, whether or not a quorum is present, from time to time for any reason and without notice other than announcement at the Special Meeting.

Submitting Voting Instructions for Shares Held Through a Broker, Bank, Trustee or Nominee

If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must direct your intermediary regarding how you would like your shares voted by following the voting instructions you receive from your broker, bank, trustee or nominee. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee and want to participate in the Special Meeting, you must follow the instructions you receive from your broker, bank, trustee or nominee. Please instruct your broker, bank, trustee or nominee regarding how you would like your shares voted so your vote can be counted.

Discretionary Voting

Brokers, banks, trustees and nominees have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The Proposal is a “non-routine” matter. If you hold your shares in street name (or “nominee name”) and do not provide your broker, bank, trustee or nominee who holds such shares of record with specific instructions regarding how to vote, your broker may not be permitted to vote your shares on the Proposal.

Please note that to be sure your vote is counted on the Proposal, you should instruct your broker, bank, trustee or nominee how to vote your shares. If you do not provide voting instructions, votes may not be cast on your behalf with respect to the Proposal.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of the Company’s common stock, you may authorize a proxy to vote on your behalf by following the instructions provided on the enclosed proxy card or in the instructions that accompanied your proxy materials. Authorizing your proxy will not limit your right to participate in the Special Meeting and vote your shares online. A properly completed and submitted proxy will be voted in accordance with your instructions unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations. Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Receipt of Multiple Proxy Cards

Some of the Company’s stockholders hold their shares in more than one account and may receive a separate Notice of Virtual Special Meeting for each of those accounts. To ensure that all of your shares are represented at the Special Meeting, we recommend that you vote by following the instructions in each Notice of Virtual Special Meeting you receive.

Revoking Your Proxy

If you are a stockholder of record of the Company, you can revoke your proxy at any time before it is exercised by: (i) delivering a written revocation notice that is received prior to the Special Meeting to Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801, Attention: Secretary; (ii) submitting a later-dated proxy that we receive before the conclusion of voting at the Special Meeting; or (iii) participating in the Special Meeting and voting online. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Participating in the Special Meeting does not revoke your proxy unless you also vote online at the Special Meeting.

Votes Required

The affirmative vote of each of the following is required to approve the Proposal: a majority of the Company’s outstanding voting securities, provided, however, that the vote of all shares of the Company’s common stock issued that are held by the Interested Shareholders (as defined in “The Proposal” section below) will not be counted in determining whether or not the proposal is approved. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

Information Regarding This Solicitation

The Company will bear the expenses of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by regular employees of the Company and its affiliates and/or a paid solicitor. No additional compensation will be paid to such regular employees for such services. The Company intends to use the services of Broadridge Investor Communication Services Inc. (the “Proxy Agent”) to aid in the distribution and collection of proxies. The Proxy Agent could contact you by telephone on behalf of the Company and urge you to vote. The Proxy Agent will not attempt to influence how you vote your shares, but will only ask that you take the time to cast a vote. The Company will reimburse brokers and other persons holding the Company’s common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 24, 2025, the beneficial ownership information of each current director, including each nominee for director, of the Company, as well as the Company’s executive officers, and the executive officers and directors as a group. There is no person known to the Company to beneficially own 5% or more of the outstanding shares of the Company’s common stock. Percentage of beneficial ownership is based on 70,724,664 shares of the Company’s common stock outstanding as of January 24, 2025.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the shares of the Company’s common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

The beneficial ownership percentages set forth in the table below are based on 70,724,664 shares of Common Stock issued and outstanding as of January 24, 2025, which includes the Earn Out Shares held by Continental Stock Transfer & Trust Company and do not take into account the issuance of any shares of Common Stock upon the exercise of Public Warrants or Sponsor Warrants. In computing the number of shares of Common Stock beneficially owned by a person, we deemed to be outstanding all shares of Common Stock subject to warrants and convertible notes held by the person that are currently exercisable or convertible or may be exercised or converted within 60 days of January 24, 2025. The Company did not deem these shares outstanding, however, for purpose of computing the percentage of ownership of any other person. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owner(1)	Number of Shares	Percent
Directors and Named Executive Officers:
Christopher Nicoll	—	—
Chiwen Chen	—	—
Mingchih Chen	—	—
Ferdinand Kaiser	—	—
Kevin Vassily	50,000	*
Pok Ho Man	64,200	*
All directors and officers as a group (5 individuals)	114,200	*
Five Percent Holders
Wellen Sham(2)	34,249,740	48.4%

*	Represents less than 1

(1)	Unless otherwise indicated, the business address of each of the following entities or individuals is 221 W 9th St #848, Wilmington, DE 19801.

(2)	Includes:

(a)	4,129,066 shares of Common Stock held of record by Gen A Holdings LLC, a Delaware limited liability company, of which the AS Family Trust is the sole member. Mr. Sham is the investment trust advisor for the AS Family Trust and in such capacity has the voting and dispositive power over the shares of Common Stock owned by such trust. Accordingly, Mr. Sham may be deemed to have or share the beneficial ownership of the shares of Common Stock held directly by Gen A Holdings LLC. The principal place of business of Gen A Holdings LLC is 108 W 13th St, Ste. 100, Wilmington DE 19801.

(b)	4,129,066 shares of Common Stock held of record by Gen M Holdings LLC, a Delaware limited liability company, of which the MS Family Trust is the sole member. Mr. Sham is the investment trust advisor for the MS Family Trust and in such capacity has the voting and dispositive power over the shares of Common Stock owned by such trust. Accordingly, Mr. Sham may be deemed to have or share the beneficial ownership of the shares of Common Stock held directly by Gen M Holdings LLC. The principal place of business of Gen M Holdings LLC is 108 W 13th St, Ste. 100, Wilmington DE 19801.

(c)	8,258,133 shares of Common Stock held of record by Gen J Holdings LLC, a Delaware limited liability company, of which the JS Family Trust is the sole member. Mr. Sham is the investment trust advisor for the JS Family Trust and in such capacity has the voting and dispositive power over the shares of Common Stock owned by such trust. Accordingly, Mr. Sham may be deemed to have or share the beneficial ownership of the shares of Common Stock held directly by Gen J Holdings LLC. The principal place of business of Gen J Holdings LLC is 108 W 13th St, Ste. 100, Wilmington DE 19801.

(d)	10,834,898 shares of Common Stock held of record by Electric Power Technology Ltd, a Taiwanese public company listed in Taiwan (Taiwan List Co. 4529), of which Mr. Sham is a chairperson. Mr. Sham and Ling Houng Sham have a 19.36% interest in the ordinary shares of Electric Power Technology Ltd, and companies with which Mr. Sham is affiliated with have a 20.31% interest in the ordinary shares of Electric Power Technology Ltd. Accordingly, Mr. Sham may be deemed to have or share the beneficial ownership of the shares of Common Stock held directly by Electric Power Technology Ltd. Mr. Sham and Ling Houng Sham disclaim beneficial ownership of the shares held of record by Electric Power Technology Ltd. The principal business address of Electric Power Technology Ltd is 4F, No. 632 Guangfu South Road, Da’an District, Taipei Taiwan.

(e)	4,129,066 shares of Common Stock held of record by Old Gen Holdings LLC, a Delaware limited liability company, of which Mr. Sham is the primary beneficiary. Accordingly, Mr. Sham may be deemed to have or share the beneficial ownership of the shares of Common Stock held directly by Old Gen Holdings LLC. The principal place of business of Old Gen Holdings LLC is 108 W 13th St, Ste. 100, Wilmington DE 19801.

(f)	585,624 shares of Common Stock held of record by Ling Houng Sham, wife of Mr. Sham.

(g)	2,183,887 shares of Common Stock held of record by Mr. Wellen Sham, former Chief Executive Officer of TPHL prior to consummation of the Business Combination.

THE PROPOSAL - APPROVAL OF THE ISSUANCE OF COMMON STOCK IN RELATION TO THE
EXCHANGE OF SHARES IN ELECTRIC POWER TECHNOLOGY LIMITED

On December 19, 2024, Thunder Power Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement (as amended and restated, the “Agreement”) with certain shareholders (the “TW Company Shareholders”) of Electric Power Technology Limited, a Taiwan corporation (“TW Company”). On January 27, 2025, the Company and TW Shareholders have agreed to execute an amendment to the Agreement (the “Amendment”, and together with the Agreement, the “Amended Agreement”).

TW Company is principally engaged in the research, development, design, manufacture and distribution of electric vehicles and mainly operates its businesses in Taiwan market.

Pursuant to the Amended Agreement, TW Company Shareholders will exchange 31,626,082 ordinary shares in TW Company for 37,635,039 shares of newly issued common stock in the Company, with a par value of $0.0001 per share (the proposed transaction, the “Transaction”).

The Board, including all of the directors who have no financial interest in the Proposal and all of the directors who are not “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act, has approved the Transaction as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval. For these purposes, directors are not deemed to have a financial interest solely by reason of their ownership of the Company’s common stock. The Board believes that the Exchange is in the Company’s best interests and the best interests of its stockholders. The Transaction allows the Company to acquire a significant 30.8% equity interest in TW Company, a publicly traded entity engaged in the research, development, and manufacture of new energy automobiles and biotechnologies. The Board believes this strategic transaction will strengthen the Company’s position in the rapidly growing new energy automobile sector, provide opportunities for future collaboration, and expand the Company’s business presence in the Taiwan market.

NASDAQ Stockholder Approval Requirements

Our Common Stock is quoted on the NASDAQ Global Market. Issuances of our common stock are subject to the NASDAQ Marketplace Rules, including Rule 5635(a), which requires us to obtain stockholder approval prior to the issuance of securities if (i) in connection with an acquisition of asset or stock in another company, other than a public offering, involving the sale, issuance or potential issuance by us of shares of our common stock (or securities convertible into or exercisable for shares of our common stock), such issuance would represent 20% or more of our common stock or voting power of the Company outstanding before the issuance, or (ii) any director, officer or Substantial Shareholder of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the Company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. See ” - Relationship with Parties to the Transaction.”

Background and Reasons for the Proposal

Background

On December 19, 2024, Thunder Power Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with certain shareholders (the “TW Company Shareholders”) of Electric Power Technology Limited, a Taiwan corporation (“TW Company”). On January 27, 2025, the Company and TW Shareholders have agreed to execute an amendment to the Agreement (the “Amendment”, and together with the Agreement, the “Amended Agreement”). The Agreement is attached as Appendix A hereto, and a form of the Amendment is attached as Appendix B hereto.

Pursuant to the Amended Agreement, TW Company Shareholders will exchange 31,626,082 ordinary shares in TW Company for 37,635,039 shares of newly issued common stock in the Company, with a par value of $0.0001 per share.

TW Company is principally engaged in the research, development, design and distribution of electric vehicles and related parts. It mainly operates its businesses in Taiwan and specializes in EV battery-related technologies and design, including, among others, battery management systems, battery modules and EV thermal management systems. In recent years, TW Company has also been focusing on the acquisition and development of solar power plants and the development of energy storage businesses using battery pack technology. It is listed on the Taipei Exchange under the code 4529.

Upon completion of the Exchange, the Company will hold approximately 37.4% of TW Company’s total issued and outstanding shares. TW Company Shareholders will receive, in aggregate, 37,635,039 shares of our common stock, which amounts to approximately 53.2% of our common stock outstanding as of the Record Date, or 34.7% of our common stock outstanding at closing.

The Amended Agreement

This subsection of the information statement describes the material provisions of the Agreement, but does not purport to describe all of the terms of the purchase agreement. The following summary is qualified in its entirety by reference to the complete text of the Amended Agreement, which is attached as Appendix A and B hereto. You are urged to read the share exchange agreement and its amendment in its entirety because it is the primary legal document that governs the proposed acquisition.

●	The Exchange: Our Company will issue 37,635,039 shares of common stock to TW Company Shareholders, in exchange for 31,626,082 ordinary shares in TW Company.

●	Representations and Warranties: The Amended Agreement contains customary representations and warranties from both parties, regarding various aspects of their corporate existence and governance. Specifically, these include representations about the organization and good standing of each party, the capitalization of their respective companies, the authorization of the agreement, and assurances that entering into this Amended Agreement will not conflict with or violate any existing laws, rules, or other agreements. Additionally, the parties warrant that there have been no material adverse changes or events that could affect the validity of the Amended Agreement or the financial condition of either party.

●	Covenants: The Amended Agreement includes customary pre-closing covenants that require our Company and TW company to operate in its ordinary course of business before closing. The Amended Agreement also sets forth conditions regarding the management of assets, prevention of asset leakage, and restrictions on incurring additional indebtedness by TW Company prior to closing.

●	Consents and Approvals: Both our Company and TW Company have committed to using reasonable commercial efforts to obtain all necessary consents, waivers, authorizations, and approvals from governmental and regulatory authorities, as well as any other third parties required for the execution and performance of the Amended Agreement.

●	Termination: The Amended Agreement can be terminated under specific conditions, including:

o	with a mutual consent in writing;

o	a material breach: either party may terminate the Amended Agreement if the other party materially breaches any representation, warranty, or covenant, provided that the breach has not been cured within ten days of receiving notice; or

o	inability to consummate: if the Exchange cannot be consummated (i) within 90 days of the Amended Agreement, with the possibility of extension upon mutual agreement, or (ii) by October 31, 2025.

●	Indemnification: TW Company Shareholders agree to indemnify, defend, and hold harmless our Company and its affiliates, officers, directors, and employees from and against any losses, damages, claims, liabilities, costs, and expenses arising out of or in connection with:

o	Breach of representations and warranties: Any breach of the representations and warranties made by the indemnifying party in the Amended Agreement.

o	Covenants and agreements: Failure to perform or comply with any covenant, agreement, or obligation contained in the Amended Agreement.

o	Third-Party claims: Any claims made by third parties that relate to the indemnifying party’s actions, omissions, or any matter related to the transaction contemplated in the Amended Agreement.

●	Others: The Amended Agreement also contains other customary, miscellaneous provisions, including but not limited to indemnification clauses, governing law, and dispute resolution mechanisms. Additionally, the Amended Agreement outlines closing conditions that must be satisfied prior to the consummation of the exchange, ensuring that both parties fulfill their obligations and that the transaction proceeds smoothly.

The Board’s Reasons for the Transaction

The Board, in evaluating the Transaction pursuant to the Amended Agreement, consulted with the Company’s management and its advisors, including Roma Appraisal Limited (“Roma”). In reaching its unanimous resolution (i) that the terms and conditions of the Amended Agreement and the transactions contemplated thereby, including the Exchange, are advisable, fair to, and in the best interests of the Company and its shareholders, and (ii) to recommend that the shareholders approve the issuance of the Company’s common stock to TW Company Shareholders, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below.

The Board considered a number of factors pertaining to the Transaction as generally supporting its decision to approve the Company’s entry into the Amended Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

●	Strategic Investment in the EV Sector. The Transaction will allow the Company to acquire a significant equity interest in TW Company, which is principally engaged in the research, development, design, manufacture, and distribution of EVs. The Board believes that this strategic transaction will position the Company to benefit from TW Company’s expertise in the growing EV sector, as well as its involvement in biotechnologies, which represent additional growth opportunities.

●	Expansion in the Taiwan Market. The Transaction provides the Company with an opportunity to expand its business presence in the Taiwan market, leveraging TW Company’s established operations and market position. This geographic diversification aligns with the Company’s long-term growth strategy.

●	Synergies and Collaborative Opportunities. The Board believes that acquiring an significant equity interest in TW Company will create opportunities for collaboration between the two companies, particularly in the areas of research, development, and manufacturing of EVs, which could strengthen the Company’s competitive position in the global market.

●	Alignment with the Company’s Strategic Objectives. The Transaction aligns with the Company’s long-term strategy of pursuing opportunities in the EV industries with strong growth potential. The Board believes that the transaction will provide opportunities to increase shareholder value over time by leveraging TW Company’s innovative technologies, established operations, and market position.

●	Opinion of Roma Appraisal Limited. The Board considered the valuation report prepared by Roma Appraisal Limited, which provided an independent assessment of TW Company’s financial condition and supported the fairness of the Transaction as an appraisal expert. The valuation report provided additional assurance to the Board that the terms of the Transaction were in the best interests of the Company and its shareholders.

Opinion of Roma Appraisals Limited

Our Board retained Roma Appraisals Limited (“Roma”) to provide a valuation report regarding the Transaction. Roma is a well-established independent firm recognized for its expertise in business valuation and technical advisory services. The firm has extensive experience in providing credible and professional valuation analyses.

Specifically, we asked Roma to determine the fair share exchange ratio for the transaction as per the amended Agreement. Prior to its retention, Roma had no material relationship with us, and we did not impose any limitations on the scope of Roma’s investigation.

Our Board relied on this valuation analysis and opinion in part to approve the Transaction and make recommendations to our stockholders regarding the transaction.

In connection with its valuation, Roma, among other things:

●	reviewed financial information of both our Company and TW Company;

●	conducted discussions with the management of both companies to understand their business operations and financial performance;

●	analyzed general market data and industry trends that may impact the valuation of both companies.

●	considered the Amended Agreement as a central document in its analysis; and

●	utilized various valuation methodologies to assess the fair value of the shares in both companies.

In preparing its valuation analysis, Roma considered conventional valuation methodologies typically used by expert financial advisors. Roma determined that the market price method was the most appropriate for valuing us and TW Company. While other methodologies exist, Roma concluded that this approach was most likely to reflect the companies’ values accurately.

The market price method assesses a company’s value based on the market prices of its shares as traded on stock exchanges. Roma applied this method by analyzing the equity shares of both Companies, considering their market prices and trading activity. The firm also incorporated qualitative factors such as business dynamics and growth potential into its analysis.

Based on its valuation, Roma recommended a fair share exchange ratio of 119 shares of common stock of our Company for every 100 ordinary shares of TW Company. This recommendation was based on the market values derived from the analysis and reflects the relative valuations of both Companies.

Relationship with Parties to the Transaction

Certain Company shareholders (the “Interested Shareholders”) also hold beneficiary interest in TW Company and are parties to the Transaction. They will also be entitled to receive their pro rata portion of common stock to be upon completion of the Transaction.

Among the Interested Shareholders, Wellen Sham, who holds approximately 48.4% of our outstanding common stock as of the Record Date, is one of TW Company shareholders. Pursuant to the Amended Agreement, he will be entitled to receive, on a pro rata basis, 9,921,280 shares of common stock in our Company completion of the Transaction, which represents approximately 14% of our common stock outstanding as of the Record Date.

Board Approval

The Board, including all of the directors who have no financial interest in the Proposal and all of the directors who are not “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act, has approved the Proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval. For these purposes, directors are not deemed to have a financial interest solely by reason of their ownership of the Company’s common stock.

Certain Effects of the Transactions

Mr. Wellen Sham is the beneficial owners of approximately 48.4% of our outstanding common stock as of the Record Date. Upon completion of the Transaction, he will be entitled to receive 9,921,280 share of our common stock, which represents approximately 9.1% of the Company’s common stock outstanding at the time of closing. Following the Transaction, Wellen Sham will continue to have considerable influence or veto control regarding the outcome of any transaction or action that requires stockholder approval, including the election of our Board of Directors, mergers, acquisitions, amendments to our charter and various corporate governance actions.

If the Transaction is consummated, you will experience dilution in your relative ownership interest. Your proportionate voting interest will be reduced, and the percentage that your original shares represent of our expanded equity upon will decrease consummation of the Transaction. In addition, the Transactions may cause the price of our common stock to decrease. This decrease may continue after the consummation of the Transaction.

Key Stockholder Considerations

Before voting on the Proposal or giving proxies with regard to this matter, stockholders should consider the effect of the Transaction, including its dilutive effects.

The Board, including all of the independent directors, recommends a vote “FOR” the Proposal.

OTHER MATTERS

Stockholder Communications

We expect to hold our first annual meeting on or before December 31, 2025. The date of such meeting and the date by which you may submit a proposal for inclusion in the proxy statement will be included in a Current Report on Form 8-K or a Quarterly Report on Form 10-Q. Stockholders and interested parties may communicate with our Board, any committee chairperson, or the non-management directors by writing to the Board or committee chairperson at Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801.

Other Business

The Board does not presently intend to bring any other business before the Special Meeting. As to any other business that may properly come before the Special Meeting, however, proxies will be voted in respect thereof in accordance with the discretion of the proxyholders.

Whether or not you expect to participate in the Special Meeting, please follow the instructions provided on the enclosed proxy card or in the instructions that accompanied your proxy materials to vote via the Internet, by telephone, or by signing, dating and returning the enclosed proxy card so that you may be represented at the Special Meeting. The Special Meeting will be a completely virtual meeting of stockholders and will be conducted exclusively by webcast. To participate in the Special Meeting, visit                            and enter the 16-digit control number included on the enclosed proxy card or in the instructions that accompanied your proxy materials. Online check-in will begin at              . Please allow time for online check-in procedures. For questions regarding the Special Meeting and voting, please contact the Company by calling collect at (909) 214-2482, by e-mail at thunderpower.ir@aiev.ai, or by writing to Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801, Attention: Secretary.

Delivery of Proxy Materials

Please note that only one copy of this proxy statement or Notice of Virtual Special Meeting may be delivered to two or more stockholders of record of the Company who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us collect at (909) 214-2482 or by writing to Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801, Attention: Secretary.

Additional Information

The principal address of the Company is Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801.

Available Information

The Company files periodic reports, current reports, proxy statements and other information with the SEC. This information is available on the SEC’s website at www.sec.gov. This information is also available free of charge by calling us collect at (909) 214-2482, by e-mail at thunderpower.ir@aiev.ai, or by writing to Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801, Attention: Secretary, or on our website at https://aiev.ai/. The information on our website is not incorporated by reference into this proxy statement.

APPENDIX A – SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT

FOR THE EXCHANGE OF

CAPITAL STOCK

OF

THUNDER POWER HOLDINGS, INC.

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”) by and between THUNDER POWER HOLDINGS, INC., a Delaware corporation with its shares listed on the Nasdaq Global Market under the stock trading symbol “AIEV” (“TPEV”) and certain shareholders of Electric Power Technology Limited, a corporation incorporated and publicly listed in Taiwan (“TW Company”), whose names are set forth on Exhibit A attached hereto (collectively, the “TW Company Shareholders”, and together with TPEV, shall each be referred as a “Party” and collectively as the “Parties”).

WHEREAS, TW Company Shareholders own 26,079,550 of the issued privately placed securities, which are all ordinary shares, of TW Company (the “TW Company Shares”);

WHEREAS, TW Company Shareholders believe it is in their best interests to exchange the TW Company Shares for 31,034,666 newly issued and outstanding shares of common stock of TPEV on a post issuance basis, par value $0.0001 per share (the “Common Stock”) (the “TPEV Shares”), and TPEV believes it is in its best interests to acquire the TW Company Shares in exchange for TPEV Shares, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is the intention of the parties that: (i) TPEV shall acquire 26,079,550 ordinary shares of TW Company, in exchange solely for the amount of TPEV Shares set forth herein; and (ii) said exchange shall be registered under a registration statement on Form S-4.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES FOR COMMON STOCK

Section 1.1 Agreement to Exchange TW Company Shares for TPEV Shares. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, TW Company Shareholders shall sell, assign, transfer, convey and deliver the TW Company Shares to TPEV, and TPEV shall accept the TW Company Shares from the TW Company Shareholders in exchange for the issuance to the TW Company Shareholders of the number of TPEV Shares set forth opposite the names of the TW Company Shareholders on Exhibit A hereto). Both Parties has agreed that the share exchange ratio shall be determined as 119 TPEV Shares for 100 TW Company Shares (119 TPEV Shares : 100 TW Company Shares), with any fractional number of shares rounded up. Therefore, the total number of TPEV Shares newly issued to the TW Company Shareholders shall be 31,034,666.

Section 1.2 Capitalization. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, TPEV shall have authorized 1,000,000,000 shares of Common Stock, of which 50,724,664 shares shall have been issued and outstanding (not counting the 20,000,000 issued in escrow account by the transfer agent as earnout shares).

Section 1.3 Closing. The closing of the exchange to be made pursuant to this Agreement (the “Closing”) shall take place at 10 a.m. E.S.T. on the day when the conditions to closing set forth in Articles V and VI have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing but no later than October 31, 2025 (the “Closing Date”). At the Closing, TW Company Shareholders shall (i) deliver to TPEV the stock certificates representing the TW Company Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. In full consideration and exchange for the TW Company Shares and payment, TPEV shall issue and exchange with TW Company Shareholders the number of TPEV Shares set forth opposite the names of the TW Company Shareholders on Exhibit A hereto.

 Section 1.4  Tax Treatment. The exchange described herein is intended to comply with all applicable regulations thereunder. In order to ensure compliance with said provisions, the parties agree to take whatever steps may be necessary, including, but not limited to, the amendment of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF TPEV

Unless otherwise stipulated in this Agreement, as of the Closing Date, TPEV hereby represents, warrants and agrees as follows:

Section 2.1 Corporate Organization

a. TPEV is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by TPEV or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of TPEV (a “TPEV Material Adverse Effect”);

b. Copies of the Certificate of Incorporation and Bylaws of TPEV, with all amendments thereto to the date hereof, have been furnished to TW Company and the TW Company Shareholders, and such copies are accurate and complete as of the date hereof. The minute books of TPEV are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of TPEV from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of TPEV.

Section 2.2 Capitalization of TPEV. All of the TPEV Shares to be issued pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof and in each instance, have been issued in accordance with the registration requirements of applicable securities laws or an exemption therefrom. As of the date of this Agreement there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of TPEV other than those publicly disclosed in the filings TPEV made with the U.S. Securities and Exchange Commission (the “SEC”) (the “SEC Filings”).

Section 2.3 Subsidiaries and Equity Investments. TPEV has no subsidiaries or equity interest in any corporation, partnership or joint venture, other than those disclosed in its SEC Filings.

Section 2.4 Authorization and Validity of Agreements. TPEV has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and upon the execution and delivery by TW Company and the TW Company Shareholders and the performance of their obligations herein, will constitute, a legal, valid and binding obligation of TPEV. The execution and delivery of this Agreement by TPEV and the consummation by TPEV of the transactions contemplated hereby have been duly authorized by all necessary corporate action of TPEV, and no other corporate proceedings on the part of TPEV are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.5 No Conflict or Violation. The execution, delivery and performance of this Agreement by TPEV do not and will not violate or conflict with any provision of its Certificate of Incorporation or Bylaws, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which TPEV is a party or by which it is bound or to which any of their respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of TPEV, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which TPEV is bound.

Section 2.6 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by TPEV or the performance by TPEV of its obligations hereunder.

Section 2.7 Absence of Certain Changes or Events. Since its inception:

a.  Notwithstanding anything stipulated in Article II, as of the date of this Agreement, TPEV does not know or have reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of TPEV; and

b. there has not been any declaration, setting aside or payment of dividends or distributions with respect to shares of capital stock of TPEV.

Section 2.8 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of TPEV in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.9 Litigation. There is no action, suit, proceeding or investigation pending or threatened against the Company or any subsidiary that may affect the validity of this Agreement or the right of TPEV to enter into this Agreement or to consummate the transactions contemplated hereby.

Section 2.10 Securities Laws. TPEV has complied in all respects with applicable federal and state securities laws, rules and regulations, including the Sarbanes Oxley Act of 2002, as such laws, rules and regulations apply to TPEV and its securities; and (b) all shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations. There are no stop orders in effect with respect to any of the Company’s securities.

Section 2.11 Tax Returns, Payments and Elections. TPEV has timely filed all tax returns, statements, reports, declarations and other forms and documents and has, to date, paid all taxes due.

Section 2.12 Survival. Each of the representations and warranties set forth in this Article II shall be deemed represented and made by TPEV at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TW COMPANY SHAREHOLDERS

Unless otherwise stipulated in this Agreement, as of the Closing Date, each of the TW Company Shareholders, jointly and severally, represents, warrants and agrees as follows:

Section 3.1 Corporate Organization of TW Company.

a. TW Company is a corporation incorporated in Taiwan. To the best knowledge of the TW Company Shareholders, it is duly organized, validly existing and in good standing in Taiwan and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by TW Company or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of TW Company (a “TW Company Material Adverse Effect”).

b. Copies of the organizational documents of TW Company, with all amendments thereto to the date hereof, have been furnished to TPEV, and such copies are accurate and complete as of the date hereof. To the best knowledge of the TW Company Shareholders, the minute books of TW Company are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of TW Company, and adequately reflect all material actions taken by the Board of Directors, shareholders of TW Company.

Section 3.2 Capitalization of TW Company; Title to the TW Company Shares. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, TW Company shall have authorized 200,000,000 TW Company Shares, of which 84,549,096TW Company Shares are issued and outstanding, (including 32,926,082 privately placed securities). To the best knowledge of the TW Company Shareholders, there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or other equity or voting interest or any unissued or treasury shares of capital stock of TW Company. As of the date hereof and on the Closing Date, each TW Company Shareholder owns and will own the TW Company Shares free and clear of any liens, claims or encumbrances and has and will have the right to transfer the TW Company Shares without consent of any other person or entity.

Section 3.3 Subsidiaries and Equity Investments; Assets. As of the date hereof and on the Closing Date, to the best knowledge of the TW Company Shareholders, TW Company does not and will not directly or indirectly, own any other shares of capital stock or any other equity interest in any entity or any right to acquire any shares or other equity interest in any entity and TW Company does not and will not have any assets or liabilities, except as disclosed in Schedule A to this Agreement and those disclosed in TW Company’s filings to Taiwan authorities.

Section 3.4 Authorization and Validity of Agreements. Each TW Company Shareholder represents that they have all necessary power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. Each TW Company Shareholder is competent to execute this Agreement and has the power to execute and perform this Agreement. No other proceedings on the part of any TW Company Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5 No Conflict or Violation. The execution, delivery and performance of this Agreement by any TW Company Shareholder does not and will not violate or conflict with any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which any TW Company Shareholder is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of any TW Company Shareholder.

Section 3.6 Investment Representations. The TPEV Shares will be acquired hereunder solely for the account of the TW Company Shareholders, for investment, and not with a view to the resale or distribution thereof. Each TW Company Shareholder understands and is able to bear any economic risks associated with such investment in the TPEV Shares. Each TW Company Shareholder has had full access to all the information such shareholder considers necessary or appropriate to make an informed investment decision with respect to the TPEV Shares to be acquired under this Agreement. Each TW Company Shareholder further has had an opportunity to ask questions and receive answers from TPEV’s directors regarding TPEV and to obtain additional information (to the extent TPEV’s directors possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such shareholder or to which such shareholder had access.

Section 3.7 Brokers’ Fees. No TW Company Shareholder has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.8 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of the TW Company Shareholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.9 Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by TW Company and the TW Company Shareholders at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE IV

COVENANTS

Section 4.1 Certain Changes and Conduct of Business.

a. From and after the date of this Agreement and until the Closing Date, TPEV shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of TPEV.

b. From and after the date of this Agreement, to the best of their ability, the TW Company Shareholders shall cause TW Company to:

1.	continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

2.	file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

3.	continue to conduct its business in the ordinary course consistent with past practices;

4.	keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

5.	continue to maintain existing business relationships with suppliers.

c. From and after the date of this Agreement, to the best of their ability and except as disclosed in Schedule A to this Agreement, the TW Company Shareholders shall cause TW Company to not:

i.	make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business;

ii.	make any change in its business license, bylaws or other governing documents; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.	A.	incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business; or

B.	issue any securities convertible or exchangeable for debt or equity securities of TW Company;

iv.	make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

v.	subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business by operation of law which will not have a TW Company Material Adverse Effect;

vi.	acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business;

vii.	enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

viii.	make or commit to make any material capital expenditures;

ix.	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

x.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

xi.	fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xii.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material aspect;

xiii.	make any material loan, advance or capital contribution to or investment in any person;

xiv.	make any material change in any method of accounting or accounting principle, method, estimate or practice;

xv.	settle, release or forgive any claim or litigation or waive any right;

xvi.	commit itself to do any of the foregoing.

Section 4.2 Access to Properties and Records. Each Party shall afford the other Party’s accountants, counsel and authorized representatives, full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such Parties’ properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting Party all other information concerning the other Party’s business, properties and personnel as the requesting Party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any Party.

Section 4.3 Negotiations. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement nor its officers or directors (subject to such director’s fiduciary duties) nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware of.

Section 4.4 Consents and Approvals. The parties shall:

i.	use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

ii.	diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.5 Notwithstanding anything to the contrary contained herein, it is herewith understood and agreed that both TW Company Shareholders and TPEV may enter into and conclude agreements and/or financing transactions as same relate to and/or are contemplated by any separate written agreements either: (a) annexed hereto as exhibits; or (b) entered into by TPEV with TW Company Shareholders executed by both parties subsequent to the date hereof. These Agreements shall become, immediately upon execution, part of this Agreement and subject to all warranties, representations and conditions contained herein.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF TW COMPANY SHAREHOLDERS

The obligations of TW Company Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the TW Company Shareholders in their sole discretion:

Section 5.1 Representations and Warranties of TPEV. All representations and warranties made by TPEV in this Agreement shall be true and correct on and as of the Closing Date as if again made by TPEV as of such date.

Section 5.2 Agreements and Covenants. TPEV shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of TPEV shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF TPEV

The obligations of TPEV to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by TPEV in its sole discretion:

Section 6.1 Representations and Warranties of TW Company Shareholders. All representations and warranties made by TW Company Shareholders in this Agreement shall be true and correct on and as of the Closing Date as if again made by them on and as of such date.

Section 6.2 Agreements and Covenants. TW Company Shareholders shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of TW Company, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

ARTICLE VII

TERMINATION AND ABANDONMENT

SECTION 7.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

a. By the mutual written consent of TW Company Shareholders, and TPEV;

b. By TPEV, upon a material breach of any representation, warranty, covenant or agreement on the part of TW Company Shareholders set forth in this Agreement, or if any representation or warranty of TW Company Shareholders shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (an ” TW Company Breach”), and such breach shall, if capable of cure, has not been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

c. By TW Company Shareholders, upon a material breach of any representation, warranty, covenant or agreement on the part of TPEV set forth in this Agreement, or, if any representation or warranty of TPEV shall become untrue, in either case such that any of the conditions set forth in Article V hereof would not be satisfied (an “TPEV Breach”), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a written notice from the non-breaching party setting forth in detail the nature of such breach.;

d. By either TPEV or TW Company Shareholders, if the Closing shall not have consummated before ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either TW Company Shareholders or TPEV, if the Closing shall not have been consummated as a result of TPEV or TW Company Shareholders having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date.

e. By either TW Company Shareholders or TPEV if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 7.2 Procedure Upon Termination. In the event of termination and abandonment of this Agreement by TW Company Shareholders or TPEV pursuant to Section 7.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE VIII

POST-CLOSING AGREEMENTS

Section 8.1 Consistency in Reporting. Each party hereto agrees that if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to Sections 2.12, 3.9 and 9.1. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 9.2 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.5 Notices. All TW Company Shareholders agree to designate Wellen (the first shareholder listed in EXHIBIT A) as the recipient of any notices intended for the TW Company shareholders. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if (i) in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested), or (ii) by email, to the parties at the following addresses:

If to the TW Company Shareholders, to:

Wellen’s address (including email address)

4F., No. 632, Guangfu S. Rd., Da’an Dist., Taipei City 106641 , Taiwan (R.O.C.)

Attn: Wellen (Wei Shen)

Email: wellenol@protonmail.com

If to TPEV, to:

THUNDER POWER HOLDINGS, INC.

221 W 9th St #848

Wilmington, Delaware 19801

Attn:	Christopher Nicoll (CEO)
& Pok Man Ho (Interim CFO)
Email:	Christopher.nicoll@aiev.ai
simon.ho@aiev.ai

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.5 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.5.

Section 9.6 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.10 Arbitration. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non- contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when a notice of arbitration is submitted.

The law of this arbitration clause shall be the laws of the State of New York.

The seat of arbitration shall be Hong Kong.

The number of arbitrators shall be one. The arbitration proceedings shall be conducted in English.

The fees and expenses of the arbitral tribunal shall be determined on the basis of Schedule 3 of these Rules.

Section 9.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 9.13 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 9.14 Indemnification by the TW Company Shareholders. Subject to the terms and conditions of Article 9.1 and this Article 9.14, from and after the Closing, the TW Company Shareholders and their respective successors and assigns (each, with respect to any claim made under this Section 9.14, an “Indemnifying Party”) will jointly and severally indemnify, defend and hold harmless TPEV and its affiliates and their respective officers, directors, managers, employees, successors and permitted assigns (each, with respect to any claim made under this Section 9.14, an “Indemnified Party”) from and against any and all losses, actions, orders, liabilities, damages (including consequential damages), diminution in value, taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnified Party to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a third party claim): (a) the breach of any representation or warranty made by the TW Company Shareholders set forth in this Agreement or in any certificate delivered by TW Company Shareholders pursuant to this Agreement; (b) the breach of any covenant or agreement on the part of any TW Company Shareholders after the Closing set forth in this Agreement or in any certificate delivered by any TW Company Shareholders pursuant to this Agreement; or (c) any action by person(s) who were holders of equity securities of the TW Company, including options, warrants, convertible debt or other convertible securities or other rights to acquire equity securities of the TW Company, prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities.

Section 9.15 Confidentialty, Public Annoucement. The Parties undertake to treat as strictly confidential and to effectively protect against any access by third parties both the content of this Agreement, the circumstances of its negotiation, conclusion and performance and all information obtained in this context on the respective other Parties and any of its affiliates. This obligation shall not apply to any facts that are publicly known or become publicly known without this obligation being violated or the disclosure of which is mandatory under law or capital market rules. In such a case, however, the Parties shall be obliged to inform the respective other Parties prior to disclosure and to limit such disclosure to the minimum required by law or regulatory order.

The Parties shall be entitled to make information protected under this Section 9.15 accessible to their respective affiliates and advisors (if and to the extent bound by professional secrecy obligations) to the extent that this is necessary to perform this Agreement.

If a public announcement is required by law or by the capital market rules applicable to the respective Party or is necessary pursuant to similar requirements of a regulatory authority, the Parties shall use their best efforts to coordinate with one another in advance.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THUNDER POWER HOLDINGS, INC.

By:

Name:

Title:

TW COMPANY SHAREHOLDERS:

APPENDIX B – FORM OF AMENDMENT TO THE SHARE EXCHANGE AGREEMENT

Amendment to

SHARE EXCHANGE AGREEMENT

This Amendment (this “Amendment”) dated January [●], 2025 (the “Amendment Effective Date”) to Share Exchange Agreement is made by and among THUNDER POWER HOLDINGS, INC., a Delaware corporation with its shares listed on the Nasdaq Global Market under the stock trading symbol “AIEV” (“TPEV” or, the “Company”) and certain shareholders of Electric Power Technology Limited, a corporation incorporated and publicly listed in Taiwan (“TW Company”), whose names are set forth on Exhibit A attached hereto (collectively, the “TW Company Shareholders”, and together with TPEV, shall each be referred as a “Party” and collectively as the “Parties”). Capitalized terms used herein but not otherwise defined have the respectively meanings attributed to them in the SEA (defined below).

Recitals

Whereas, on December 19, 2024, the Company entered into that certain share exchange agreement (the “SEA”) with the TW Company Shareholders; and

WHEREAS, pursuant to Section 9.13 of the SEA, the SEA may be amended in writing by Parties to the SEA; and

WHEREAS, the Company and the Purchasers desire to enter into this Amendment in order to amend the SEA in the manner set forth herein.

Now, Therefore, in consideration of the representations, warranties, covenants and agreements herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.	Amendment to SEA. The SEA is hereby amended as follows:

(a)	The second to fourth paragraphs of Preamble in the SEA are hereby amended and restated in its entirety as follow:

WHEREAS, TW Company Shareholders own 31,626,082 of the issued privately placed securities, which are all ordinary shares, of TW Company (the “TW Company Shares”);

WHEREAS, TW Company Shareholders believe it is in their best interests to exchange the TW Company Shares for 37,635,039 newly issued and outstanding shares of common stock of TPEV on a post issuance basis, par value $0.0001 per share (the “Common Stock”) (the “TPEV Shares”), and TPEV believes it is in its best interests to acquire the TW Company Shares in exchange for TPEV Shares, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is the intention of the parties that: (i) TPEV shall acquire 31,626,082 ordinary shares of TW Company, in exchange solely for the amount of TPEV Shares set forth herein; and (ii) said exchange shall qualify as a transaction in securities exempt from registration under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”).

(b)	Section 1.1 is hereby amended and restated in its entirety as follow:

“Agreement to Exchange TW Company Shares for TPEV Shares. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, TW Company Shareholders shall sell, assign, transfer, convey and deliver the TW Company Shares to TPEV, and TPEV shall accept the TW Company Shares from the TW Company Shareholders in exchange for the issuance to the TW Company Shareholders of the number of TPEV Shares set forth opposite the names of the TW Company Shareholders on Exhibit A hereto). Both Parties has agreed that the share exchange ratio shall be determined as 119 TPEV Shares for 100 TW Company Shares (119 TPEV Shares : 100 TW Company Shares), with any fractional number of shares rounded up. Therefore, the total number of TPEV Shares newly issued to the TW Company Shareholders shall be 37,635,039.”

(c)	Section 3.6 of the SEA is hereby amended and restated in its entirety as follows:

” Investment Representations. (a) The TPEV Shares will be acquired hereunder solely for the account of the TW Company Shareholders, for investment, and not with a view to the resale or distribution thereof. Each TW Company Shareholder understands and is able to bear any economic risks associated with such investment in the TPEV Shares. Each TW Company Shareholder has had full access to all the information such shareholder considers necessary or appropriate to make an informed investment decision with respect to the TPEV Shares to be acquired under this Agreement. Each TW Company Shareholder further has had an opportunity to ask questions and receive answers from TPEV’s directors regarding TPEV and to obtain additional information (to the extent such information is available through TPEV’s SEC Filings or otherwise publicly available) necessary to verify any information furnished to such shareholder or to which such shareholder had access. Each TW Company Shareholder is at the time of the offer and execution of this Agreement, either domiciled and resident outside the United States (a “Non-U.S. Shareholder”) and or is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act).

(b) No Non-U.S. Shareholder, nor any affiliate of any Non-U.S. Shareholder, nor any person acting on behalf of any Non-U.S. Shareholder or any behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the TPEV Shares, including, but not limited to, effecting any sale or short sale of securities through any Non-U.S. Shareholder or any of affiliate of any Non-U.S. Shareholder prior to the expiration of any restricted period contained in Regulation S promulgated under the Securities Act (any such activity being defined herein as a “Directed Selling Effort”). To the best knowledge of the Non-U.S. Shareholders, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the TPEV Shares are being acquired for investment purposes by the Non-U.S. Shareholders. The Non-U.S. Shareholder agrees that all offers and sales of TPEV Shares from the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Neither any Non-U.S. Shareholder nor the representatives of any Non-U.S. Shareholder have conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and no Non-U.S. Shareholder nor any representative of any Non-U.S. Shareholder will engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

(d)	Exhibit A of the SEA is hereby amended and restated in its entirety by Exhibit A hereto.

2.	Effect on the SEA. Except as specifically amended by this Amendment, the SEA shall remain in full force and effect, and the SEA, as amended by this Amendment, is hereby ratified and confirmed in all respects. From and after the Amendment Effective Date, each reference in the SEA to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import, or to any provision of the SEA, as the case may be, shall be deemed to refer to the SEA or such provision as amended by this Amendment, unless the context otherwise requires.

3.	Miscellaneous. The provisions of Article IX (Miscellaneous Provisions) of the SEA are incorporated by reference into this Amendment mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THUNDER POWER HOLDINGS, INC.

By:
Name:
Title:

[TW Shareholder]

By:
Name:

[TW Shareholder]

By:
Name:

[Proxy Card]